SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [   ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AMERICAN PHYSICIANS CAPITAL, INC.
(Name of Registrant as Specified in its Charter)

            DANIEL L. GORMAN
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

AMERICAN PHYSICIANS CAPITAL, INC.

ANNUAL MEETING OF SHAREHOLDERS
MAY ________, 2004

PROXY STATEMENT OF DANIEL L. GORMAN

IN OPPOSITION TO
THE MANAGEMENT OF AMERICAN PHYSICIANS CAPITAL, INC.

WHY YOU WERE SENT THIS PROXY STATEMENT

This proxy statement and the accompanying WHITE proxy card are being furnished to holders of the common stock of American Physicians Capital, Inc. (“APCI” or the “Company”) in connection with the solicitation of proxies by Daniel L. Gorman. Mr. Gorman seeks to elect one candidate, namely Mr. Gorman himself, to APCI’s Board of Directors, in opposition to the directors nominated for election by the Company.

Mr. Gorman beneficially owns an aggregate of 180,438 shares, approximately 2.14%, of APCI’s outstanding common stock, no par value (“Common Stock”).

Mr. Gorman is soliciting proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of APCI. The Annual Meeting is scheduled to be held on May ___, 2004 at ________ a.m. (local time) at ________________, _____________________. This proxy statement is first being mailed to shareholders on or about ___________, 2004.

WE ARE CONCERNED ABOUT APCI’S FINANCIAL PERFORMANCE AND LONG TERM PROSPECTS.

We believe that the current management and Board of Directors of the Company have failed to maximize shareholder value and the profitability of the Company. As reported in the Company’s audited financial statements, for the fiscal year ended December 31, 2003, the Company experienced a net loss of ($76.8) million or ($9.02) per share. This compares to a net loss of ($18.5) million or ($1.98) per share for the year ended December 31, 2002. The 2003 loss exceeds more than 26% of the book value of the company and is only compounded by the loss of the previous year two years. As shown in the chart below, shareholders equity has decreased by 34.26% since 2001.

	(In thousands, except for per share data)
Year ending	2001	2002	2003
Net (loss) income
per share	($3.95)	($1.98)	($9.02)
Book value per share:	$29.98	$32.24	$23.87
Shareholders' equity	$306,965.00	$280,289.00	$201,808.00

1-Preliminary Proxy Statement

TAKE A LOOK AT THE A. M. BEST RATINGS OF THE COMPANY

The financial strength and ability of the Company to meet the policyholder obligations of its subsidiaries are rated by A.M. Best Company (“A.M. Best”). As reported in the most recent Form 10K filed by the Company with the Securities and Exchange Commission, A.M. Best downgraded the financial strength rating of the American Physicians Assurance Corporation, the Company’s largest subsidiary, to B+ from B++. This is in addition to the downgrade by A.M. Best in November 2003 from A- to B++.

OUR NOMINEE FOR DIRECTOR.

APCI’s Board currently consists of seven members. Two seats on the Board of Directors are open at the Annual Meeting.

At the Annual Meeting, Mr. Gorman will seek to elect himself to fill one of the two open director seats, in opposition to the Company’s nominees. The election of Mr. Gorman requires the affirmative vote of a plurality of the votes cast. If elected, Mr. Gorman would be entitled to serve a three-year term.

Mr. Gorman believes that he would be a strong addition to APCI’s Board of Directors. Mr. Gorman and his wife directly own 180,438 shares of Common Stock of the Company (“APCI Common Stock”), representing approximately 2.14% of the issued and outstanding APCI Common Stock. Mr. Gorman believes his interests are more aligned with that of other independent investors and he urges you to compare his qualifications to the candidates proposed by the Company.

MR. DANIEL L. GORMAN

Mr. Gorman, age 56, has practiced law as the sole practitioner of the Law Offices of Daniel L. Gorman since 1977, advising clients on a wide range of legal issues and during the same period has acted as the Town Attorney for the Town of Vestal, acting as in house counsel for the Town of Vestal. Since 1989, Mr. Gorman has acted as an investor and legal counsel in private venture capital transactions in the value and financial sector. From August 1, 1999 until September 30, 2000, Mr. Gorman served as special counsel at Chernin & Gold, a Binghamton, New York law firm.

Mr. Gorman directly owns 169,938 shares of APCI Common Stock. Additionally, Mr. Gorman is the beneficial owner of an additional 10,500 shares of APCI Common Stock which are owned by Mr. Gorman’s wife.

There are no arrangements or understandings between Mr. Gorman and any other person pursuant to which he was selected as nominee, except that Mr. Gorman has consented to being named in this proxy and to serve, if elected, however, if Mr. Gorman is unable to serve as a director, the persons named as proxy on the attached WHITE card will vote for the election of another nominee as may be proposed by Mr. Gorman.

Before voting, Mr. Gorman urges you to compare his qualifications to the incumbent directors nominated by the Company, and consider his shareholdings, in order to decide for yourself which candidates will best represent your, and other shareholders’, interests.

WHO CAN VOTE AT THE ANNUAL MEETING

The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) is ______________, 2004. Shareholders of the Company as of the Record Date are entitled to one vote at the Annual Meeting for each share of Common Stock of the Company held on the Record Date. The preliminary proxy statement filed by the Company stated that there were ___________________ shares issued and outstanding on the Record Date.

2-Preliminary Proxy Statement

HOW TO VOTE BY PROXY

To elect Mr. Gorman to the Board, promptly complete, sign, date and mail the enclosed WHITE proxy card in the enclosed postage-paid envelope. Whether you plan to attend the Annual Meeting or not, we urge you to complete and return the enclosed WHITE proxy card.

Properly executed proxies will be voted in accordance with the directions indicated thereon. If you sign the WHITE proxy card but do not make any specific choices, your proxy will vote your shares as follows:

•	"FOR" the election of Mr. Gorman to the Board of Directors, and "FOR" the election of one person who has been nominated by the Company to serve as director, other than _____________.

You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Mr. Gorman is NOT seeking authority to vote for and will NOT exercise any authority for __________, one of the Company’s two nominees. There is no assurance that any of the Company’s nominees will serve if elected with Mr. Gorman.

If any other matters are presented at the Annual Meeting, your proxy will vote in accordance with Mr. Gorman’s best judgment. At the time this Proxy Statement was mailed, we knew of no matters which were to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to execute and return the WHITE proxy card on your behalf. You should also sign, date and mail the voting instruction form your broker or banker sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

VOTING AND PROXY PROCEDURES.

The Board of Directors of APCI is divided into three classes of directors having staggered terms of three years. Shareholders of APCI are not permitted to cumulate their votes for the election of directors. If elected, Mr. Gorman would serve for a three-year term expiring in 2007.

Since Mr. Gorman is only proposing one nominee for the Board of Directors, even if Mr. Gorman is elected, one of the Company’s nominees with the highest number of shares voted in his or her favor will also be elected. If Mr. Gorman were elected, he would represent a minority interest on the Company’s Board of Directors (one of seven seats).

The presence of a majority of all of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Proxies relating to “street name” shares that are voted by brokers on some but not all of the matters before stockholders at the Annual Meeting will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be entitled to vote at the Annual Meeting on those matters as to which authority to vote is not given to the broker (“broker non-votes”). Accordingly, broker non-votes will not affect the outcome of the election.

Election of Mr. Gorman requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

MR. GORMAN URGES YOU TO VOTE FOR HIM AS A DIRECTOR OF APCI BY SIGNING, DATING, AND RETURNING THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE. PROXIES SOLICITED BY THIS PROXY STATEMENT MAY BE EXERCISED ONLY AT THE ANNUAL MEETING (AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF) IN ACCORDANCE WITH YOUR INSTRUCTIONS AND WILL NOT BE USED FOR ANY OTHER MEETING.

3-Preliminary Proxy Statement

Any proxy may be revoked by you at any time prior to the time a vote is taken by delivering to the Secretary of APCI a notice of revocation bearing a later date, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person (but attendance at the Annual Meeting will not by itself constitute revocation of a prior-delivered proxy).

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you were a shareholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sell such shares after the Record Date.

If you own any shares of the APCI Common Stock which are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute and return on your behalf the WHITE proxy card. You should also sign, date and mail the proxy form your broker or bank sends you when you receive it. Please do this for each account you maintain to ensure that all of your shares are voted.

If you wish to support Mr. Gorman, please sign, date and return only the WHITE proxy card. If you later vote on management’s proxy card (even if it is to withhold authority to vote for management’s nominees) you will revoke your previous vote for Mr. Gorman.

ALTHOUGH YOU MAY VOTE MORE THAN ONCE, ONLY ONE PROXY WILL BE COUNTED AT THE ANNUAL MEETING, AND THAT WILL BE YOUR LATEST-DATED, VALIDLY EXECUTED PROXY.

If you have already sent a proxy to management of the Company, you can revoke that proxy by signing, dating and mailing the WHITE proxy card or by voting in person at the Annual Meeting.

IF YOU HAVE SIGNED THE WHITE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE APCI COMMON STOCK REPRESENTED BY THE WHITE PROXY CARD FOR THE ELECTION OF MR. GORMAN.

SOLICITATION OF PROXIES; EXPENSES.

The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation and litigation) will be borne by Mr. Gorman. In addition to the use of the mails, proxies may be solicited by Mr. Gorman and/or his employees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold, and Mr. Gorman will reimburse such institutions for their reasonable out-of-pocket expenses.

Mr. Gorman has retained D.F. King & Co., a proxy solicitation firm, to assist in the solicitation of proxies at a fee estimated not to exceed $22,000 plus reimbursement of reasonable out-of-pocket expenses. That firm will utilize approximately five persons in its solicitation efforts.

Mr. Gorman estimates that his total expenditures relating to the solicitation of proxies will be approximately $50,000 (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, accountants, public relations, transportation, and litigation). Total cash expenditures to date relating to this solicitation have been approximately $15,000.

4-Preliminary Proxy Statement

Mr. Gorman intends to seek reimbursement from the Company for his actual expenses in connection with this solicitation. If elected, Mr. Gorman will submit the matter to a vote of the Company’s Board of Directors. The Company’s Board of Directors may vote to submit the matter to a vote of the Company’s shareholders. If elected to the Company’s Board of Directors, Mr. Gorman intends to vote in favor of reimbursing himself and if necessary, submitting the matter to a vote of the Company’s shareholders. If the matter is submitted to a vote of the Company’s shareholders, Mr. Gorman will vote his shares in favor of such reimbursement and will accept the results of such shareholder vote.

CERTAIN INFORMATION REGARDING MR. GORMAN.

Mr. Gorman is the only participant in the solicitation conducted with this Proxy Statement.

Exhibit A lists certain information regarding ownership of the Common Stock by Mr. Gorman and transactions in the Common Stock made by Mr. Gorman during the last two years. Mr. Gorman beneficially owns approximately 2.14% of the outstanding shares of APCI’s Common Stock, and currently intends to maintain that approximate level of ownership. Mr. Gorman may, however, change or alter his investment strategy at any time to increase or decrease his holdings in APCI.

Except as set forth herein, Mr. Gorman is not now, nor has he within the past year been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

There are no material proceedings to which Mr. Gorman or any associate of Mr. Gorman is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, neither Mr. Gorman nor any associate of Mr. Gorman has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a shareholder of the Company.

Except as described herein or in Exhibit A, neither Mr. Gorman nor any associate of Mr. Gorman (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company, or is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to either any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No party has paid any compensation to Mr. Gorman in connection with his becoming a nominee for election to the Board of the Company at the Annual Meeting.

OTHER MATTERS.

The Company’s proxy statement, which will be furnished to all stockholders of the Company, will contain information regarding (1) securities ownership of 5% or more beneficial ownership and management; (2) the committees of the Company’s Board of Directors; (3) the meetings of the Company’s Board of Directors and all committees thereof; (4) the background of the nominees of the Company’s Board of Directors; (5) the compensation and remuneration paid and payable to the Company’s directors and management; (6) stock price performance; and (7) the submission of stockholder proposals at the Company’s 2005 annual meeting of stockholders. Mr. Gorman has no knowledge of the accuracy of the Company’s disclosures in its proxy materials.

5-Preliminary Proxy Statement

YOUR VOTE IS IMPORTANT.

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN WE ARE SEEKING YOUR SUPPORT. PLEASE VOTE FOR MR. GORMAN BY SIGNING, DATING, AND MAILING IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE. ONLY YOUR LATEST DATED PROXY COUNTS. EVEN IF YOU HAVE ALREADY RETURNED A PROXY TO THE COMPANY’S BOARD OF DIRECTORS, YOU HAVE EVERY LEGAL RIGHT TO REVOKE IT BY SIGNING, DATING, AND MAILING THE ENCLOSED WHITE PROXY CARD OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

WHOM YOU CAN CALL IF YOU HAVE QUESTIONS.

If you have any questions or require any assistance, please contact D.F. King & Co., proxy solicitors for Mr. Gorman, at the following address and toll free telephone number:

D.F. King &Co 48 Wall Street New York, NY 10005 800-967-7574 (toll free) 212-809-8839 (fax)

Please also feel free to contact Mr. Gorman:

Mr. Daniel L. Gorman 71 State Street Binghamton, New York 13901 607-217-0792 607-723-0634 (fax) dgorman1@stny.rr.com

IT IS IMPORTANT THAT YOU SIGN AND DATE YOUR WHITE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

Sincerely,

/s/ Daniel L. Gorman

____________, 2004

6-Preliminary Proxy Statement

Exhibit A
Additional Information Regarding Daniel L. Gorman

The following table sets forth information regarding holdings of Common Stock by Mr. Gorman as of ___________, 2004. Unless otherwise noted, Mr. Gorman has sole voting and investment power over the shares beneficially owned.

Participant & Address	Shares Participant Holds or May Be Deemed to Hold Beneficially	Percent of Class
Mr. Daniel L. Gorman	180,438	2.14%
71 State Street
Binghamton, New York 13901

(1) Includes 169,938 shares held directly by Mr. Gorman and 10,500 shares held by Mr. Gorman’s wife. Mr. Gorman does not own any shares of the Common Stock of record but not beneficially.

7-Preliminary Proxy Statement

Transactions In Stock of the APCI

The following transactions are the only transactions by Mr. Gorman during the two years ended ___________, 2004 with regard to the Common Stock.

Date	Action	Number of Shares

03/28/02	Sell	2000

03/28/02	Sell	3000

04/03/02	Sell	2500

04/11/02	Sell	8000

05/01/02	Buy	3000

05/02/02	Buy	3000

05/07/02	Buy	4000

05/07/02	Buy	3000

05/08/02	Buy	4000

05/09/02	Buy	4000

05/10/02	Buy	4000

05/13/02	Buy	3000

05/15/02	Buy	4000

05/20/02	Buy	3000

07/03/02	Sell	2000

07/03/02	Sell	5000

07/11/02	Sell	1500

08/08/02	Buy	3000

08/08/02	Buy	3000

08/08/02	Buy	6000

08/12/02	Sell	3000

08/14/02	Sell	200

08/14/02	Sell	3000

08/14/02	Sell	7000

08/14/02	Sell	10000

08/15/02	Sell	2800

08/15/02	Sell	1000

08/15/02	Sell	4000

08/15/02	Sell	5000

08/16/02	Sell	1000

10/17/02	Buy	2000

10/24/02	Buy	2000

10/28/02	Buy	2000

10/28/02	Buy	1000

11/27/02	Sell	1800

11/29/02	Sell	2200

12/02/02	Sell	2000

12/02/02	Sell	2000

12/03/02	Sell	8000

12/03/02	Sell	2000

8-Preliminary Proxy Statement

Date	Action	Number of Shares

12/12/02	Sell	8000

01/03/03	Sell	2000

02/21/03	Buy	8000

02/25/03	Sell	2000

03/27/03	Sell	2000

04/04/03	Sell	5000

04/07/03	Sell	5000

05/06/03	Sell	2300

05/09/03	Sell	2000

05/30/03	Sell	3000

06/02/03	Sell	3000

06/03/03	Sell	3000

06/11/03	Sell	3000

06/12/03	Sell	2000

07/01/03	Sell	992

07/02/03	Sell	1008

07/31/03	Sell	1500

08/13/03	Sell	1500

08/14/03	Sell	3500

11/06/03(1)	Buy	10500

11/06/03	Buy	5000

11/06/03	Buy	10000

11/06/03	Buy	15000

11/06/03	Buy	12000

11/07/03	Buy	5000

11/07/03	Buy	5000

11/07/03	Buy	5000

11/07/03	Buy	10000

11/10/03	Buy	3500

11/10/03	Buy	400

11/10/03	Buy	100

11/10/03	Buy	100

11/10/03	Buy	400

11/10/03	Buy	3500

11/10/03	Buy	1000

11/10/03	Buy	2000

11/13/03	Buy	1500

11/13/03	Buy	3200

11/13/03	Buy	3500

11/13/03	Buy	1300

11/13/03	Buy	500

11/14/03	Buy	3000

11/14/03	Buy	3000

11/17/03	Buy	5000

11/24/03	Buy	5300

12/03/03	Buy	5000

12/03/03	Buy	5000

9-Preliminary Proxy Statement

Date	Action	Number of Shares

12/04/03	Buy	5000

12/04/03	Buy	3000

12/12/03	Buy	8000

12/15/03	Buy	2000

12/19/03	Buy	88

12/22/03	Buy	600

12/23/03	Buy	1750

01/07/04	Buy	3600

01/08/04	Buy	13000

01/09/04	Buy	5500

(1)     The purchase of 10,500 shares made on November 6, 2003, was made by Mr. Gorman’s wife, who continues to own all such shares.

The total number of shares held by Mr. Gorman is 180,438, approximately 2.14% of the Company’s total shares outstanding.

The amount of funds expended by Mr. Gorman to acquire the 169,938 shares of Common Stock he holds in his name is $3,068,969.67. Such funds were provided in part from Mr. Gorman’s personal funds and, from time to time, in part by margin account loans from various broker-dealers (collectively, the “Brokers”), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from any of the Brokers were made in margin transactions on those firms’ usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the Broker’s respective call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers. As of ________, 2004, the total amount of indebtedness was approximately 40% of the total value of such shares.

Mr. Gorman is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock.

10-Preliminary Proxy Statement

PROXY

THIS PROXY IS SOLICITED BY DANIEL L. GORMAN IN OPPOSITION TO THE BOARD OF
DIRECTORS OF AMERICAN PHYSICIANS CAPITAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Daniel L. Gorman, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, no par value, of American Physicians Capital, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May ____, 2004 at __________ a.m. (local time) or any adjournments thereof (the “Annual Meeting”), as follows:

1.	ELECTION OF DIRECTORS- To elect DANIEL L. GORMAN:

|_| FOR |_| WITHHOLD

To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominee(s) in the following space. (You can withhold authority for Mr. Gorman by writing his name in the following space below or by marking an X next to the WITHHOLD box above):

Mr. Gorman intends to use this proxy to vote for one person who has been nominated by the Company to serve as director, other than the Company nominees noted below. You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Mr. Gorman is NOT seeking authority to vote for and will NOT exercise any authority for ______________, one of the Company’s two nominees. There is no assurance that any of the Company’s nominees will serve if elected with Mr. Gorman. You may withhold authority to vote for any additional Company nominees, by writing the name of the Company nominee in the following space below:

11-Preliminary Proxy Statement

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted “FOR” the election of Mr. Gorman as Director. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting, as provided in the proxy statement provided herewith.

Dated:______________________________________________________

Signature:___________________________________________________

Signature (if held jointly):_______________________________________

Title:________________________________________________________

Please sign exactly as your name(s) appear on the proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY

12-Preliminary Proxy Statement